UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 3, 2005

Simpson Manufacturing Co., Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-23804	94-3196943
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	file number)	Identification No.)

4120 Dublin Boulevard, Suite 400, Dublin, CA 94568

(Address of principal executive offices)

(Registrant’s telephone number, including area code):  (925) 560-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement

On August 3, 2005, Simpson Manufacturing Co., Inc. (the “Company”) entered into an agreement with Lun-Hong Wong, Sonia Wong and Audrie C Wong to sell one of the Company’s buildings in San Leandro, California, for $4.0 million. If the sale is consummated, the Company expects to realize a gain on the sale of this facility of approximately $1.9 million.

The building is approximately 48,000 square feet and is currently being used by the Company’s subsidiary, Simpson Strong-Tie Company Inc., primarily for its engineering laboratory. Subject to the buyer’s completion of their due diligence and satisfaction of other customary conditions, the transaction is expected to close in late 2005. The Company intends to relocate the engineering laboratory to its recently acquired facility in Pleasanton, California.

Item 9.01                     Financial Statements and Exhibits

(c)          Exhibits:

Exhibit Number	Description

99	Purchase and Sale Agreement and Joint Escrow Instructions, dated August 1, 2005, between Simpson Manufacturing Co., Inc. and Lun-Hong Wong, Sonia Wong and Audrie C Wong.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simpson Manufacturing Co., Inc.
(Registrant)

DATE:	August 5, 2005	By	/s/Michael J. Herbert
Michael J. Herbert
Chief Financial Officer